Exhibit 10.4.4

RESTRICTED STOCK AGREEMENT

RESTRICTED STOCK AGREEMENT (the “Agreement”) dated as of the Grant Date set forth in the Notice of Grant (as defined below), by and between Gogo Inc., a Delaware corporation (the “Company”), and the participant whose name appears in the Notice of Grant (the “Participant”), pursuant to the Gogo Inc. 2013 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.

1. Grant of Restricted Stock. The Company hereby evidences and confirms its grant to the Participant, effective as of the Grant Date, of the number of shares of restricted stock (the “Restricted Stock”) specified in the Gogo Inc. 2013 Omnibus Incentive Plan Restricted Stock Grant Notice delivered by the Company to the Participant (the “Notice of Grant”). This Agreement is subordinate to, and the terms and conditions of the Restricted Stock granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern. The Restricted Stock shall be considered a Service Award under the Plan.

2. Vesting of Restricted Stock; Restricted Period.

(a) Vesting. Except as otherwise provided in this Section 2, the Restricted Stock shall become vested, if at all in the amount(s), and on the vesting date(s) set forth in the Notice of Grant (each, a “Vesting Date”), subject to the continued employment of the Participant by the Company or any Subsidiary thereof through such date. The period over which each share of Restricted Stock vests is referred to as the “Restricted Period.” Upon the forfeiture of any shares of Restricted Stock in accordance with this Agreement, such shares shall be cancelled without any further action required from the Participant.

(b) Termination of Employment.

(i) Death or Disability. If a Participant’s employment with the Company terminates due to death or Disability, the Restricted Stock shall be deemed vested to the extent of the number of shares of Restricted Stock that would have vested had the Participant’s Service continued until the next Vesting Date immediately following the date of the Participant’s death or the effective date of the Participant’s Termination of Service due to Disability. Any remaining unvested shares of Restricted Stock shall immediately be forfeited and canceled effective as of the date of the Participant’s death or effective date of the Participant’s Termination of Service due to Disability.

(ii) Other Terminations. If a Participant’s employment with the Company is terminated due to circumstances other than as set forth in Section 2(b)(i), the Restricted Stock shall be vested only to the extent of the number of shares of Restricted Stock that are vested as of the effective date of the Participant’s Termination of Service, and all unvested shares of Restricted Stock shall be forfeited and cancelled, as of such effective date.

(c) Change in Control. In the event of a Change in Control, then the Restricted Stock shall vest or continue and shall have such treatment, as set forth in the Plan.

(d) Committee Discretion. Notwithstanding anything contained in this Agreement to the contrary, the Committee, in its sole discretion, may accelerate the vesting with respect to any Restricted Stock under this Agreement, at such times and upon such terms and conditions as the Committee shall determine.

3. Securities Law Compliance. Notwithstanding any other provision of this Agreement, the Participant may not sell the shares of Stock acquired upon vesting of the Restricted Stock unless such shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of such shares must also comply with other applicable laws and regulations governing the shares and Participant may not sell the shares of Stock if the Company determines that such sale would not be in material compliance with such laws and regulations.

4. Participant’s Rights with Respect to the Restricted Stock.

(a) Restrictions on Transferability. During the Restricted Period with respect to each share of Restricted Stock, the Restricted Stock granted hereby is not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Participant upon the Participant’s death.

(b) Rights as Stockholder; Dividends. The Participant shall be the record owner of the Restricted Stock until the shares of Stock are sold or otherwise disposed of, and shall be entitled to all of the rights of a shareholder of the Company including, without limitation, the right to vote such shares and receive all dividends or other distributions paid with respect to such shares. Notwithstanding the foregoing, any non-cash dividends or other distributions shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid. If the Participant forfeits any rights he has under this Agreement in accordance with Section 2, the Participant shall, on the date of such forfeiture, no longer have any rights as a shareholder with respect to the Restricted Stock and shall no longer be entitled to vote or receive dividends on such shares.

(c) Stock Certificates. The Company may issue stock certificates or evidence the Participant’s interest by using a restricted book entry account with the Company’s transfer agent. Physical possession or custody of any stock certificates that are issued shall be retained by the Company until such time as the Restricted Stock vests.

5. Adjustment in Capitalization. The number, class or other terms of any outstanding Restricted Stock shall be adjusted by the Committee to reflect any extraordinary dividend, stock dividend, stock split or share combination or any recapitalization, business combination, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Stock in such manner as it determines in its sole discretion.

6. Miscellaneous.

(a) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(b) No Right to Continued Employment. Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate the Participant’s employment at any time, or confer upon the Participant any right to continue in the employ of the Company or any of its Subsidiaries.

(c) Interpretation. The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.

(d) Tax Withholding. The Company and its Subsidiaries shall have the right to deduct from all amounts paid to the Participant in cash (whether under the Plan or otherwise) any amount of taxes required by law to be withheld in respect of the Restricted Stock under the Plan as may be necessary in the opinion of the Employer to satisfy tax withholding required under the laws of any country, state, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld. The Company may require the recipient of the shares of Stock to remit to the Company an amount in cash sufficient to satisfy the amount of taxes required to be withheld as a condition to the release of the restrictions upon vesting of the Restricted Stock. The Committee may, in its discretion, require the Participant, or permit the Participant to elect, subject to such conditions as the Committee shall impose, to meet such obligations by having the Company sell the least number of whole shares of Stock having a Fair Market Value sufficient to satisfy all or part of the amount required to be withheld. The Company may defer delivery of, or the release of the restrictions applicable to, the Stock until such requirements are satisfied.

(e) Section 83(b) Election. The Participant may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) with respect to the Restricted Stock. Any such election must be made within thirty (30) days after the Grant Date. If the Participant elects to make a Section 83(b) Election, the Participant shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the US Internal Revenue Service. The Participant agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the US Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.

(f) Forfeiture for Financial Reporting Misconduct. In the event that the Participant commits misconduct or gross negligence (whether or not such misconduct or gross negligence is deemed or could be deemed to be an event constituting Cause) and as a result of, or in connection with, such misconduct or gross negligence the Company restates any of its financial statements, then the Company may require any or all of the following: (a) that the Participant forfeit some or all of the Restricted Stock subject to this Agreement held by such Participant at the time of such restatement, (b) that the Participant forfeit some or all of shares of Stock held by the Participant at the time of such restatement that had been received upon vesting of the Restricted Stock subject to this Agreement during the twelve-month period (or such other period as determined by the Committee) prior to the financial restatement, and (c) that the Participant pay to the Company in cash all or a portion of the proceeds that the Participant realized from the sale of shares of Stock that had been received upon vesting of any Restricted Stock subject to this Agreement within the period commencing twelve months (or such other period as determined by the Committee) prior to the financial restatement. The Company may also cancel or reduce, or require a Participant to forfeit and disgorge to the Company or reimburse the Company for, any Restricted Stock granted or vested and any gains earned or accrued, due to the vesting or delivery of Restricted Stock or sale of any Stock acquired upon vesting of the Restricted Stock, to the extent permitted or required by, or pursuant to any Company policy implemented as required by, applicable law, regulation or stock exchange rule as from time to time may be in effect (including but not limited to The Dodd–Frank Wall Street Reform and Consumer Protection Act and regulations and stock exchange rules promulgated pursuant to or as a result of such Act).

(g) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(h) Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the Restricted Stock evidenced hereby, the Participant acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the Award does not create any contractual or other right to receive future grants of Awards; (c) that participation in the Plan is voluntary; (d) that the value of the Restricted Stock is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (e) that the future value of the Stock is unknown and cannot be predicted with certainty.

(i) Employee Data Privacy. By entering into this Agreement and accepting the Restricted Stock evidenced hereby, the Participant: (a) authorizes the Company and the Participant’s employer, if different, any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its affiliates any information and data the Company requests in order to facilitate the grant of the Award and the administration of the Plan; (b) waives any data privacy rights the Participant may have with respect to such information; and (c) authorizes the Company and its agents to store and transmit such information in electronic form.

(j) Consent to Electronic Delivery. By entering into this Agreement and accepting the Restricted Stock evidenced hereby, Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Restricted Stock via Company website, email or other electronic delivery.

(k) Headings and Captions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(l) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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